Schedule 14A Information

                 Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of
                         1934 (Amendment No.    )



Filed by the Registrant                      [ x ]

Filed by a Party other than the Registrant   [   ]

Check the appropriate box:
[   ]     Preliminary Proxy Statement
[ x ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c)
          or Section 240.14a-12

Northwest Natural Gas Company
- ------------------------------------------------
(Name of Registrant as Specified In Its Charter)

C. J. Rue
- ------------------------------------------
(Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ x ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
      or 14a-6(j)(2).
[   ] $500 per each party to the controversy pursuant to
      Exchange Act Rule 14a-6(i)(3).
[   ] Fee computed on table below per Exchange Act Rules 14a-
      6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)   Proposed maximum aggregate value of transaction:


Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ] Check box if any part of the fee is offset as provided by
      Exchange Act Rue 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:
(2)   Form, Schedule or Registration Statement No.:
(3)   Filing Party:
(4)   Date Filed:

                       NORTHWEST NATURAL GAS COMPANY
                           220 NW Second Avenue
                       Portland, Oregon  97209-3991



                                   April 15, 1994




Dear Shareholder:

          You are cordially invited to attend the 1994 Annual Meeting of Shareholders of Northwest Natural Gas Company (the "Company"), which will be held in Ballroom 4 of the Oregon Convention Center, 777 N. E. Martin Luther King Jr. Blvd., Portland, Oregon, on Thursday, May 26, 1994, commencing at 2:00 p.m. Pacific Daylight Time. We look forward to greeting as many of our shareholders as are able to be with us.

          At the meeting you will be asked to consider and vote upon (1) the election of five directors, (2) a proposal to amend the Restated Articles of Incorporation of the Company, (3) the election of independent auditors, and (4) a shareholders' proposal. Your Board of Directors unanimously recommends that you vote FOR proposals 1, 2, and 3, and AGAINST proposal 4.

          WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR
REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM,
PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided.

                                   Sincerely,


                                   /s/ Robert L. Ridgley
                                   Robert L. Ridgley
                                   President and
                                   Chief Executive Officer

                       NORTHWEST NATURAL GAS COMPANY
                            ONE PACIFIC SQUARE
                          220 N.W. SECOND AVENUE
                          PORTLAND, OREGON 97209
                              (503) 226-4211


               NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS

                                           Portland, Oregon, April 15, 1994

To the Shareholders:

     The 1994 Annual Meeting of Shareholders of Northwest Natural Gas Company will be held in Ballroom 4 of the Oregon Convention Center, 777 N. E. Martin Luther King Jr. Blvd., Portland, Oregon, on Thursday, May 26, 1994, at two o'clock in the afternoon, Pacific Daylight Time, for the following purposes:

(1) to elect four Class I directors to a term of three years and one Class II director to a term of one year;

(2) to consider and take action with respect to a proposed amendment to the Company's Restated Articles of Incorporation to increase the authorized shares of Common
     Stock, $3-1/6 par value per share, from 30,000,000 to 60,000,000 shares;

(3)  to elect independent auditors for the year 1994;

(4) to consider and take action with respect to a shareholder proposal relating to compensation of senior executives and directors, if such proposal is brought before the meeting;
     and

(5) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on April 7, 1994 are entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

     The Board of Directors of the Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend the meeting in person. These proxies also will instruct the Administrator, or its agent, under the Company's Dividend Reinvestment and Stock Purchase Plan to vote any shares held for shareholders' benefit under this Plan, as indicated on the proxies. A proxy and a stamped return envelope are enclosed herewith for your use. No postage is needed if mailed in the United States.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS
MEETING.

     WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. THE PROMPT RETURN OF YOUR PROXY WILL SAVE YOUR COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS TO ENSURE THE PRESENCE OF A QUORUM. YOU MAY VOTE IN PERSON AT THE MEETING WHETHER OR NOT YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                              By Order of the Board of Directors,


                              /s/ C. J. Rue
                              Secretary

                       NORTHWEST NATURAL GAS COMPANY
                            ONE PACIFIC SQUARE
                          220 N.W. SECOND AVENUE
                          PORTLAND, OREGON 97209
                              (503) 226-4211

                    1994 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD MAY 26, 1994

                              PROXY STATEMENT

     The Board of Directors of Northwest Natural Gas Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend in person the Annual Meeting of Shareholders to be held in Ballroom 4 of the Oregon Convention Center, 777 N.
E. Martin Luther King Jr. Blvd., Portland, Oregon, on Thursday, May 26, 1994, at two o'clock in the afternoon, Pacific Daylight Time. The Company requests that you sign and return the enclosed proxy promptly.

     The Company's Annual Report for the fiscal year ended December 31, 1993, including audited financial statements, has been mailed to all shareholders. This proxy statement and the accompanying proxy card are being mailed to shareholders commencing April 15, 1994.

     All shares represented by proxies which have been properly executed and returned to the management will be voted at the meeting. Where a shareholder eligible to vote specifies a choice by means of the ballot space provided in the proxy, the shares will be voted in accordance with the specification so made. If no specification is made, such shares will be voted FOR Items 1, 2 and 3 and AGAINST Item 4, and may be cumulatively voted for the election of directors. The proxy may be revoked by you at any time before it is exercised by delivering to the Company a later dated proxy, by giving written notice of revocation to the Secretary of the Company at the address shown above, or by attending the meeting and voting your shares in person.

     The close of business on April 7, 1994 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                     VOTING SECURITIES OF THE COMPANY

     The 13,243,231 shares of Common Stock outstanding on March 22, 1994 were owned by about 12,900 shareholders living in 50 states and a number of foreign countries.

     Each holder of Common Stock of record at the close of business on April 7, 1994 will be entitled to one vote on all matters properly submitted at the meeting for each share of Common Stock so held of record. Such holder will be entitled to cumulative voting for directors; that is, the right to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the candidates.
                                    -1-
     A majority of the shares of Common Stock outstanding at the close of business on April 7, 1994 must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business.

     The holders of Preferred Stock do not participate in the election of directors unless Preferred dividends are in arrears
(none are in arrears). The holders of the Preference Stock do not participate in the election of directors.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE
MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES HELD,
TO SIGN AND RETURN YOUR PROXY.

ITEM (1) - ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide that the Board of Directors be comprised of not less than nine nor more than thirteen directors, with the exact number of directors to be determined by resolution adopted by the Board. The Board has fixed the number of directors at twelve. The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible.

     Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The term of Class I directors expires with this Annual Meeting of Shareholders. Messrs. Richard B. Keller, Robert L. Ridgley and Dwight A. Sangrey and Dr. William R. Wiley are nominees for election to the Board as Class I directors to serve until the 1997 Annual Meeting or until their successors have been duly elected and qualify. Messrs. Keller and Ridgley were elected by the shareholders at the 1991 Annual Meeting. Mr. Sangrey was elected by the Board in 1992, and by the shareholders in 1993 for a one-year term, to fill a vacancy created by a resignation. Dr. Wiley and Mr. Russell F. Tromley, a Class II director and nominee for election as a Class II director to serve until the 1995 Annual Meeting, were elected by the Board in 1994 to fill vacancies created by an increase in the size of the Board. It is the intention of the persons named in the enclosed proxy to vote pursuant to the proxies in favor of the election of these nominees. In case any of them should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute. Management knows of no reason why any of the nominees would be unable to serve if elected.

          Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the Class II nominee and the four Class I nominees who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

          THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE
NOMINEES LISTED BELOW.
                                    -2-
INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

               NOMINEES FOR ELECTION TO BOARD OF DIRECTORS
                                 CLASS II
                     (For a one-year term ending 1995)

{Photo    RUSSELL F. TROMLEY
appears   President and Chief Executive Officer, Tromley
here)     Industrial Holdings, Inc., Tualatin, Oregon
          Age:  54
          Director since:  1994
          Board Committees:  Audit, Nominating

          Since 1978, Mr. Tromley has acquired and operated several companies which are engaged in manufacturing and distributing equipment for steel mills and foundries. In 1990, he formed Tromley Industrial Holdings, Inc., and has served as its President and Chief Executive Officer since that time. His firm is involved in nonferrous metals alloying and distribution, the manufacture and sale of equipment for the foundry and steel industry, industrial equipment leasing and industrial and retail business property investment. Mr. Tromley is immediate past president and a director of the Casting Industry Suppliers Association and also serves as a non-lawyer arbitrator for the Oregon State Bar Association. Mr. Tromley attended the University of Washington, Northwestern University and the Harvard Graduate School of Business.

                                  CLASS I
                    (For a three-year term ending 1997)

(Photo    RICHARD B. KELLER
appears   President, Keller Enterprises Inc., Portland, Oregon
here)     Age:  65
          Director since: 1983
          Board Committees: Executive, Pension (Chairman),
          Retirement (Chairman), Nominating, Compensation

     Since 1975, Mr. Keller has served as President of Keller Enterprises Inc., a holding company which has a number of
investments.   For many years, Keller Enterprises owned Western
Paper Company, the major independent distributor of paper and packaging in the Northwest. Mr. Keller is a director of CP Management, Inc., the general partner of Crown Pacific Inland Limited Partnership. He also is a life trustee of both the Oregon Graduate Institute and Lewis & Clark College. Mr. Keller is a graduate of the United States Military Academy and the Harvard Business School.
                                    -3-
(Photo    ROBERT L. RIDGLEY
appears   President and Chief Executive Officer of the Company,
here)     Portland, Oregon
          Age:  60
          Director since: 1984
          Board Committee: Executive (Chairman)

     Mr. Ridgley has served as President and Chief Executive Officer of the Company since January 1, 1985. He joined the Company as Executive Vice President a year earlier. Mr. Ridgley was a senior partner in a large Portland law firm with a business and utility law practice prior to joining the Company. He is a director of Kaiser Foundation Hospitals and the Kaiser Foundation Health Plan. He is Chairman of the American Gas Association and the Oregon Business Council, and a past Chairman of the Pacific Coast Gas Association. Mr. Ridgley serves on the governing boards of the Association for Portland Progress and the Oregon Chapter of The Nature Conservancy, among others. He is a graduate of Cornell University and the Harvard Law School.

(Photo    DWIGHT A. SANGREY
appears   President and Chief Executive Officer, Oregon Graduate
here)     Institute of Science & Technology, Portland, Oregon
          Age: 53
          Director since: 1992
          Board Committees: Audit, Nominating, Environmental
          Policy (Chairman)

     Mr. Sangrey is President of the Oregon Graduate Institute of Science & Technology, having been appointed to that position in September 1988. He also is Professor of Environmental Science and Engineering at OGI. From 1985 until he joined OGI, he was Dean of Engineering at Rensselaer Polytechnic Institute. He is a board member of Precision Castparts and Oregon Ed-Net and also serves on several national education and science policy committees in the United States. Mr. Sangrey is a graduate of Lafayette College, the University of Massachusetts and Cornell University.
                                    -4-
(Photo    WILLIAM R. WILEY
appears   Director, Battelle's Pacific Northwest Laboratories,
here)     and Senior Vice President, Battelle Memorial Institute,
          Richland, Washington
          Age:  62
          Director since:  1994
          Board Committees:  Environmental Policy, Nominating

          Dr. Wiley has been associated with Battelle Memorial Institute since 1965 and, in 1984, was appointed director of Battelle's Pacific Northwest Laboratories and Senior Vice President of Battelle Memorial Institute. Battelle's Pacific Northwest Laboratories conduct private research at the Richland Research Complex and the Marine Sciences Laboratory at Sequim, Washington. Battelle also operates the U. S. Department of Energy's Pacific Northwest Laboratory which develops and deploys technology in support of DOE missions in energy and national defense. Dr. Wiley is President of the Board of Regents of Washington State University, a Foundation Associate of Seattle's Pacific Science Center, and a member of the boards of directors of Forward Washington, The Washington Roundtable and Oregon Graduate Institute. He is a graduate of Tougaloo College, the University of Illinois-Urbana and Washington State University.

          MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                                 CLASS II
                            (Term ending 1995)

(Photo    TOD R. HAMACHEK
appears   President and Chief Executive Officer, Penwest, Ltd.
here)     Bellevue, Washington
          Age:  48
          Director since: 1986
          Board Committees: Pension, Retirement, Nominating,
          Compensation (Chairman)

     Mr. Hamachek was named President and Chief Executive Officer of Penwest, Ltd., a diversified producer of specialty chemicals and food and pharmaceutical ingredients, in 1985, after having served as its President and Chief Operating Officer and as a director since 1984. Mr. Hamachek is a director of Penwest, Ltd., The Blethen Corporation and DEKALB Genetics Corporation.
He is a trustee of Virginia Mason Hospital, the Pacific Science Center, the Seattle Foundation, The Washington Roundtable and Lakeside School. He is a graduate of Williams College and the Harvard Business School.
                                    -5-
(Photo    WAYNE D. KUNI
appears   President, Kuni Enterprises, Beaverton, Oregon
here)     Age:  63
          Director since: 1980
          Board Committees: Executive, Nominating, Compensation

     Mr. Kuni founded Kuni Cadillac & B.M.W., Inc., in Beaverton, Oregon in 1970 and has been the President and principal shareholder since that time. In 1984, he established the predecessor to Kuni Enterprises which manages the affairs of Kuni Cadillac & B.M.W., Lexus of Portland, Hubacher Cadillac in Sacramento, California, South Bay Pontiac-Cadillac, Inc., in San Jose, California, Kuni Lexus in Denver, Colorado, and other financial interests. He is past President of the Portland Metropolitan Automobile Dealers Association, the Oregon Automobile Dealers Association and the Portland Chamber of Commerce. Active in numerous civic activities, he is President of the Arlington Club and a member of the Board of Trustees of Linfield College, and is Chairman Emeritus of the Board of Governors of the Portland Shriners Hospital for Crippled Children. Mr. Kuni is a graduate in business administration from the General Motors Institute, Flint, Michigan.

(Photo    MELODY C. TEPPOLA
appears   Managing Partner, National Builders Hardware Company,
here)     Portland, Oregon
          Age:  51
          Director since: 1987
          Board Committees: Audit, Pension, Retirement,
          Nominating, Environmental Policy

     Ms. Teppola has been associated with National Builders Hardware Company, a regional and national distributor of builders hardware, woodworking machinery and decorative plumbing, since 1965. She is past Chair of the Portland Planned Parenthood Association, the Reed College Women's Committee and the Contemporary Crafts Association. She is currently a director of the YWCA of Portland, the Bonnie Bronson Fund (OCF) and the Bosco-Milligan Foundation for Historic Preservation, and is a member of the Salvation Army Advisory Council of Harbor Light's Recovery Road. Ms. Teppola is a graduate of Mills College.
                                    -6-
                                 CLASS III
                            (Term ending 1996)

(Photo    MARY ARNSTAD
appears   President, The Heathman Management Group, Inc.,
here)     Portland, Oregon
          Age:  45
          Director since:  1992
          Board Committees:  Audit, Nominating

     Since January 1, 1992, Ms. Arnstad has served as President of The Heathman Management Group, Inc., which owns and operates The Heathman Hotel in Portland, The Greenwood Inn in Beaverton, Oregon and the Boise River Inn in Boise, Idaho. She has served as President and General Manager of The Heathman Hotel since June 1986. She also serves as Vice Chairman of the Board of Directors of Preferred Hotels and Resorts Worldwide, and is on the governing boards of the Portland Oregon Visitors Association, the Association for Portland Progress and the Northwest Business Committee for the Arts. She is a graduate of Wittenberg University.

(Photo    THOMAS E. DEWEY, JR.
appears   Partner, McFarland Dewey & Co., New York, New York
here)     Age: 61
          Director since: 1986
          Board Committees: Executive, Audit (Chairman),
          Nominating

     Mr. Dewey is a general partner in the investment banking firm of McFarland Dewey & Co. which was formed in 1989 to provide clients with independent financial advice, including advice on matters such as corporate financial strategies and recapitalization proposals. Prior to his association with this firm, Mr. Dewey was President of Thomas E. Dewey Jr. & Co., Inc. which provided services covering all aspects of corporate and public finance. He serves on the Board of Trustees and is Chairman Emeritus of Lenox Hill Hospital and formerly served as a member of the Board and Vice Chairman of New York City Housing Development Corporation. Mr. Dewey is a graduate of Princeton University and the Harvard Business School.
                                    -7-
(Photo    BENJAMIN R. WHITELEY
appears   Chairman of the Board and Chief Executive Officer,
here)     Standard Insurance Company, Portland, Oregon
          Age:  64
          Director since:  1989
          Board Committees:  Pension, Retirement, Compensation,
          Nominating

     Mr. Whiteley was appointed Chairman of the Board and Chief Executive Officer of Standard Insurance Company effective
January 1, 1993 after having served as President and Chief Executive Officer since 1983. He is also a director of Standard Insurance Company, Gunderson, Inc., United States National Bank of Oregon, and Willamette Industries, Inc. Mr. Whiteley has been active in numerous civic organizations and currently serves on the boards of the Oregon Independent College Foundation, Pacific University, the Oregon State University Foundation, the Oregon Business Council, the Oregon Health Sciences University Foundation, and the St. Vincent Medical Foundation. He is a graduate of Oregon State University, the University of Michigan, and the advanced management program at the Harvard Business School.

(Photo    CARLTON WOODARD
appears   Retired Chairman of the Board, South Lane Investment
here)     Corporation, Cottage Grove, Oregon
          Age:  70
          Director since: 1976
          Board Committees: Executive, Nominating (Chairman),
          Environmental Policy

     Mr. Woodard is the Retired Chairman of the Board of South Lane Investment Corporation which owns Kimwood Corporation, a woodworking machine manufacturer, the Valley River Inn, Eugene, Oregon, and other real estate and financial interests. Formerly President and Chairman of Kimwood Corporation which he founded in 1951, Mr. Woodard is a retired director of United States National Bank of Oregon, a board member of the University of Oregon Foundation and a trustee of Lewis & Clark College. He is a graduate of the University of Southern California.
                                    -8-
INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

     There are seven standing committees of the Board: the Audit, Retirement, Pension, Compensation, Nominating, Environmental
Policy and Executive Committees.

     The Audit Committee of the Board is comprised of Ms. Arnstad, Mr. Dewey, Mr. Sangrey, Ms. Teppola and Mr. Tromley, each of whom is an outside director. The Committee approves the work program of the Company's internal audit staff and reviews the corporate audit and other internal accounting control matters with the independent certified public accountants elected by the shareholders. It reports regularly to the Board. The Committee held four meetings during 1993.

     The Retirement Committee and the Pension Committee administer the Company's two defined benefit plans, its Retirement Plan for Non-Bargaining Unit Employees and its Retirement Plan for Bargaining Unit Employees. The Retirement Committee consists of Ms. Teppola and Messrs. Hamachek, Keller, and Whiteley; and they, together with a representative chosen by the bargaining unit members, also constitute the Pension Committee. The two Committees, in aggregate, met six times during 1993.

     The Compensation Committee, which is comprised of Messrs. Hamachek, Keller, Kuni and Whiteley, each of whom is an outside director, reviews the performance of executive officers and considers executive compensation data in making recommendations to the Board relating to the Company's executive compensation program and benefit plans. This Committee also makes recommendations to the Board on executive succession matters. Three meetings of this Committee were held during 1993.

     The Nominating Committee is comprised of all directors except Mr. Ridgley. The Committee recommends to the Board of Directors nominees for election as directors. No meetings of this Committee were held during 1993. Shareholders' suggestions for director-nominees may be submitted to the Secretary of the Company for consideration by the Nominating Committee. The Company's Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director unless a written request that his or her name be placed in nomination, together with the written consent of the nominee, shall be received from a shareholder of record entitled to vote at such election by the Secretary of the Company not later than (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting, whichever is later.

     The Environmental Policy Committee develops and recommends to the Board appropriate environmental policies and advises the Board concerning the status of the Company's compliance with environmental regulations. The Committee is comprised of Ms. Teppola, Messrs. Sangrey and Woodard and Dr. Wiley. This Committee held three meetings in 1993.

     The Executive Committee is empowered to exercise all of the authority of
                                    -9-
the Board in the management of the Company except as otherwise may be provided by law. This Committee, which is comprised of Messrs. Dewey, Keller, Kuni, Ridgley, and Woodard, met nine times during 1993.

     Directors who are not employees of the Company receive an annual retainer of $8,000, and a fee of $800 for each Board and Committee meeting attended. Non-employee directors who retire from the Board at age 72 with at least ten years of service are eligible to receive an annual retirement benefit equal to the annual retainer. The benefit is payable for life. Members of the Executive Committee, except Mr. Ridgley, receive an additional annual retainer of $6,000, but do not receive a fee for attendance at meetings of such Committee unless the meeting is held on a day other than the day a meeting of the Board of Directors is held. Non-employee directors who also serve as directors of Oregon Natural Gas Development Corporation and NNG Energy Systems, Inc., each a subsidiary of the Company, receive a fee of $700 and $800, respectively, for each subsidiary board meeting attended. Non-employee directors of Pacific Square Corporation and NNG Financial Corporation, also subsidiaries of the Company, receive a fee of $250 for each board meeting attended.

     During 1993, there were nine meetings of the Company's Board, an aggregate of 11 meetings of the boards of the above-mentioned subsidiaries, and an aggregate of 25 committee meetings. No director attended fewer than 75 percent of the total meetings of the Board, subsidiary boards, and committees on which he or she served.

DIRECTORS DEFERRED COMPENSATION PLAN

     Directors may elect to defer the receipt of all or a part of their directors' fees under the Company's Directors Deferred Compensation Plan. Deferred amounts are credited to a deferred compensation account to which interest is credited quarterly at a rate equal to the annual rate of interest paid on 30-year U.S. Treasury securities plus three percentage points, subject to a six percent minimum rate. The rate is adjusted quarterly. A participant may elect to receive deferred amounts and accrued interest in a lump sum, in installments over a period not to exceed ten years, or in a combination of lump sum and installment payments.

     The Company's obligations under the Plan are unfunded and benefits will be paid from the general funds of the Company. The Company has purchased life insurance policies on the lives of the participants, the proceeds from which will be used to reimburse the Company for the payment of Plan benefits. This insurance is designed so that, if the assumptions made as to mortality experience, policy dividends and other factors are realized, insurance policy proceeds paid to the Company will be at least equal to all the premium payments and benefits paid under the Plan. The cost of any one individual participant cannot be properly allocated or determined because of overall Plan assumptions.

     In connection with this Plan, the Company has established the Umbrella
                                   -10-
Trust for Directors, with Bank of America Oregon serving as the trustee. The Company may from time to time transfer assets to the trustee to hold in trust for the benefit of Plan participants. The Company's obligations under the Plan are not limited to trust assets, and Plan participants will have a claim against the Company for any payments not made by the trustee. The Company instructs the trustee as to the investment of the trust's assets and the trustee's fees and expenses are paid by the Company.

     In addition, upon the occurrence of certain events, such as a change in control of the Company, termination of the Plan or the failure by the Company to provide the trust with adequate funds to pay current benefits, the Company may be required under the terms of the trust to contribute to the trust the amount by which the present value of all benefits payable under the Plan exceeds the value of the trust's assets.

NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN

     Non-employee directors of the Company are awarded approximately $15,000 worth of the Company's Common Stock every five years pursuant to the Company's Non-Employee Directors Stock Compensation Plan. Non-employee directors having fewer than five years of service remaining before retirement receive stock awards equivalent to approximately $3,000 for each remaining year. Shares awarded under this Plan vest monthly over the five-year period following the award or shorter period to retirement, and unvested shares are forfeited if the recipient ceases to be a director. The shares awarded are purchased in the open market with funds supplied by the Company, and the certificates are held by the Company until the director retires or otherwise ceases to serve as a director. Non-employee directors have been awarded an aggregate of 8,182 shares under this Plan.

COMPLIANCE WITH OWNERSHIP REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and officers during 1993. To the Company's knowledge, during 1993 all directors and officers timely filed all such required reports.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE
OFFICERS

     Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of February 28, 1994 by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 13 and all directors and executive officers as a group.
                                   -11-
                                                    Percent of
                                  Number            Outstanding
   Names of Beneficial Owner   of Shares (1)       Common Stock
   -------------------------    -----------        ------------
     Mary Arnstad                  555  (2)              *
     Bruce R. DeBolt            14,048  (3)              *
     Thomas E. Dewey, Jr.        1,301  (4)              *
     Dwayne L. Foley            13,135  (5)              *
     Tod R. Hamachek             1,396  (4)              *
     Richard B. Keller           8,196  (4), (6)         *
     Wayne D. Kuni               3,245  (4), (7)         *
     Michael S. McCoy           12,500  (8)              *
     Robert L. Ridgley          31,844  (9)              *
     Bruce B. Samson            10,669  (10)             *
     Dwight A. Sangrey             547  (2)              *
     Melody C. Teppola           1,484  (11)             *
     Russell F. Tromley          1,455  (12)             *
     Benjamin R. Whiteley          897  (13)             *
     William R. Wiley              413  (14)             *
     Carlton Woodard             2,094  (15)             *

     All directors and officers
     as a group (20 in number) 125,790  (16)          0.95

[FN]_________________________

   * The total for each individual is less than 1.0 percent of the shares of Common Stock outstanding.

 (1) Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power.

 (2) Includes 521 shares awarded and subject to vesting under the Non-Employee Directors Stock Compensation Plan (NEDSCP) of which 130 shares were vested on February 28, 1994 and 391 shares will vest over the subsequent 45 months.

 (3)  Includes 4,122 shares held jointly with wife and 8,000 shares which Mr. DeBolt has the right to acquire within 60 days through the exercise of options under the 1985 Stock
      Option Plan  (1985 SOP).

 (4) Includes 1,001 shares awarded and subject to vesting under the NEDSCP of which 577 shares were vested on February 28, 1994 and 424 shares will vest over the subsequent 58 months.

 (5)  Consists of 3,753 shares held jointly with wife and 9,382 shares which Mr. Foley has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

 (6)  Includes 6,000 shares held by Keller Enterprises.

 (7)  Includes 2,232 shares held in trust.

 (8)  Consists of 1,914 shares held jointly with wife and 10,586 shares which Mr. McCoy has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

 (9) Includes 20,119 shares which Mr. Ridgley has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(10) Includes 903 shares held indirectly by Mr. Samson under the Retirement K Savings Plan (RKSP) at December 31, 1993 and 8,000 shares which Mr. Samson has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(11) Includes 1,001 shares awarded and subject to vesting under the NEDSCP of which 577 shares (including 563 held in trust) were vested on February 28, 1994 and 424 shares will vest over the subsequent 58 months, and an additional 478 shares held in trust.

(12) Includes 438 shares awarded and subject to vesting under the NEDSCP of which 14 shares were vested on February 28, 1994 and 424 shares will vest over the subsequent 58 months.

(13) Includes 510 shares awarded and subject to vesting under the NEDSCP of which 452 shares were vested on February 28, 1994 and 58 shares will vest over the subsequent 6 months.

(14) Consists of 413 shares awarded and subject to vesting under the NEDSCP of which 6 shares were vested on February 28, 1994 and 407 shares will vest over the subsequent 59 months.

(15) Includes 774 shares awarded and subject to vesting under the NEDSCP of which 578 shares were vested on February 28, 1994 and 196 shares will vest over the subsequent 26 months.

(16) Includes 11,722 shares held jointly with spouses, 1,588 shares held under the RKSP at December 31, 1993, and 8,701 shares which the executive officers not named above have the right to acquire within 60 days through the exercise of options under the 1985 SOP.
                                   -12-
                         EXECUTIVE COMPENSATION

     Shown below is information concerning the annual and other compensation for services in all capacities to the Company for the years ended December 31, 1993, 1992 and 1991, of those persons who were, during 1993 and at December 31, 1993 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the Named Executive Officers):

                        SUMMARY COMPENSATION TABLE

NAME AND PRINCIPAL                ANNUAL COMPENSATION      ALL OTHER
    POSITION              YEAR   SALARY         BONUS   COMPENSATION(1)
- ------------------        ----   ------         -----   --------------
       (a)                 (b)     (c)           (d)          (e)

Robert L. Ridgley         1993   $344,233    $186,000       $11,889
  President and Chief     1992    334,500                         09,405
  Executive Officer       1991    316,667           0

Bruce R. DeBolt           1993    172,117      65,000         6,562
  Senior Vice President   1992    167,250           0         5,624
  and Chief Financial     1991    159,149           0
  Officer

Dwayne L. Foley           1993    172,117      64,000         3,662
 Senior Vice President    1992    167,250           0         2,524
                          1991    156,800           0

Bruce B. Samson           1993    147,633      62,000         5,201
  Senior Vice President   1992    143,483           0         5,081
  and General Counsel     1991    137,000           0

Michael S. McCoy          1993    130,100      61,000         5,232
  Senior Vice President   1992    118,451           0         2,345
                          1991    107,767           0

(1) In accordance with the transitional provisions applicable to the revised rules on executive officer compensation disclosure adopted by the Securities and Exchange Commission, as informally interpreted by the Commission Staff, amounts of All Other Compensation (column (e)) are excluded for the year 1991. Amounts in column (e) for the year 1993 consist of amounts contributed or accrued for the year 1993 for the Named Executive Officers under the Company's Executive Deferred Compensation Plan ($9,641 for Mr. Ridgley, $4,314 for Mr. DeBolt, $3,662 for Mr. Foley, $2,953 for Mr. Samson, and $3,434 for Mr. McCoy) and its Retirement K Savings Plan ($2,248 each for Messrs. Ridgley, DeBolt and Samson, $0 for Mr. Foley and $1,799 for Mr. McCoy).
                                   -13-
                OPTIONS/SAR EXERCISES AND YEAR-END VALUES

     Shown below is information with respect to options to purchase shares of the Company's Common Stock exercised in 1993 and unexercised options granted in prior years under the 1985 Stock Option Plan to the Named Executive Officers and held by them at December 31, 1993.

                         AGGREGATED OPTION EXERCISES IN 1993 AND YEAR-END OPTION/SAR VALUES
                      No. of                        No. of Securities Underlying                Value of Unexercised
                      Shares                            Unexercised Options/                    In-the-Money Options/
                     Acquired                         SARs at December 31, 1993               SARs at December 31, 1993
                        on             Value      --------------------------------      -------------------------------------
     Name           Exercise         Realized      Exercisable     Unexercisable(1)     Exercisable(2)    Unexercisable
- ------------------  ---------        --------       ---------         -----------        ------------      -----------
      (a)              (b)              (c)            (d)                (e)                 (f)              (g)
Robert L. Ridgley     8,805          $168,331         16,219            7,300             $227,613          $68,438
Bruce R. DeBolt       4,116            70,245          8,000                0               75,000                0
Dwayne L. Foley           0                 0         10,132                0              110,445                0
Bruce B. Samson           0                 0          8,000                0               75,000                0
Michael S. McCoy      1,914            30,863         10,586                0              139,742                0

(1)  Unexercisable options are those options which have been granted but cannot yet be exercised due to Internal Revenue Code restrictions on the value of incentive options granted.

(2)  Represents the difference between the exercise prices for the options and the closing price of $34.25 for the Company's
     Common Stock as quoted on the NASDAQ National Market on December 31, 1993 times the number of options.

                                                                   -14-
                    REPORT OF THE COMPENSATION COMMITTEE
                                    ON
                     EXECUTIVE MANAGEMENT COMPENSATION


EXECUTIVE COMPENSATION PRINCIPLES

          The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors which is comprised of Messrs. Hamachek, Keller, Kuni and Whiteley, each of whom is an outside director. The program is designed to attract, motivate and retain talented executives critical to the achievement of the Company's long-term business strategy, its annual goals and objectives, the enhancement of shareholder value, and the implementation of corporate values. The program seeks to do this by:

- -    Tying a portion of each executive's total compensation to
     the achievement of previously-established annual performance goals.
- -    Aligning executives' long-term interests with those of the
     Company's shareholders by encouraging ownership of the Company's Common Stock.
- -    Providing total compensation, including base salary and
     incentive compensation, which is competitive with that of other utilities and service and industrial companies of comparable size and circumstances.

EXECUTIVE COMPENSATION COMPONENTS

          There are three primary components of the Company's executive compensation program - annual base salary, annual incentive cash bonuses and long-term incentive stock options.

BASE SALARIES

          Base salaries paid to executives are established by the Board of Directors upon the recommendation of the Committee based, in part, on market salary analyses prepared by the Company's independent compensation consultant and used by the Company in setting salary levels. This same methodology is used for all non-bargaining unit employees. These analyses include salary data for comparable executive positions of electric and gas utilities as well as service and industrial companies of approximately the same size in terms of total revenues located throughout the United States. The gas utility portion of the analysis includes data from the American Gas Association executive compensation survey, which includes substantially the same companies which comprise the American Gas Association Local Distribution Company Index appearing on the performance graph (page 18). The Committee uses this information as a guide to establish base salaries that are competitive with those paid to executives in similar positions in comparable companies. Generally, it is the Committee's policy to target executives' base salaries at a level equivalent to the 50th percentile for base salaries for comparable positions included in the consultant's analyses. Each executive's targeted salary level may be adjusted, at the discretion of the Committee, on the basis of such
                                   -15-
executive's performance and potential, as well as changes in duties and responsibilities. Executives' salaries are reviewed by the Committee annually.

EXECUTIVE ANNUAL INCENTIVE PLAN

          The Company's Executive Annual Incentive Plan is intended to advance the interests of the Company and its shareholders by means of an incentive cash bonus program which will motivate key executives to achieve previously-established annual performance goals. The amounts to be paid if these goals should be achieved, when added to base salaries, is intended to place the Company's executives' compensation at between the 50th and 75th percentiles of total cash compensation for comparable positions included in the consultant's analyses.

          Participation in the Plan currently is limited to nine executive officers designated by the Board. The payment of awards under this Plan is contingent upon meeting predetermined individual and Company performance goals.

          At the beginning of each year, weighted performance goals are established. At year-end, performance is measured against these goals on an arithmetic scale. The results are considered by the Committee in determining the amounts, if any, to be awarded.

          The amounts of these awards are based on a formula which reflects, as to each executive, an allocation between Company and individual performance criteria. The allocation depends upon each executive's ability to influence corporate performance. Depending upon position, performance and the other factors considered by the Committee, an executive can earn from 20% to 40% of base salary if the prescribed Company and individual performance goals are met, and up to 30% to 60% of base salary if these goals are exceeded.

          Performance goals for 1993 focused on strengthening the Company's financial position. These included the achievement of: (1) net income in an amount which the Committee determined would demonstrate above average performance; (2) a weighted average ranking for return on equity over a two-year period which would exceed a base level among a peer group of other gas utilities; and (3) several operating goals, related to marketing, control of costs of connecting new customers and improved customer service which, if achieved, would enhance long-term corporate profitability. In determining the awards, the Committee utilized a performance matrix which accorded 50% to net income and 25% to each of the other two goals. In combination, these goals measured the Company's performance in terms of its overall profitability, its financial performance versus a group of peer utilities and its reduction of costs and achievement of greater efficiency. The grant of any award for 1993 was conditioned upon the Company's 1993 net income exceeding a percentage of the target designated in advance by the Board and being sufficient to cover the payment of all dividends.

1985 STOCK OPTION PLAN

          The long-term component of the Company's executive compensation program consists of the 1985 Stock Option Plan. Stock options enable executives
                                   -16-
to benefit from increases in the price of the Company's Common Stock, thereby aligning their interests with those of the common shareholders.

          The Company has not made grants under the Plan on an annual basis. When grants are made, the number of options granted is not based upon a predetermined formula, but rather upon the Committee's judgment as to how many options would provide meaningful incentives to executives. No grants were made in 1993.

CEO COMPENSATION

          The increase in compensation paid to Robert L. Ridgley, president and chief executive officer, for the year 1993 consisted, in part, of an increase in base salary and, in part, of an incentive bonus. Mr. Ridgley's compensation reflects a 2.8% increase in base salary, effective March 1, 1993. This increase, which was the same as the average percentage salary increase for the Company's non-bargaining unit employees effective January 1, 1993, was deemed by the Committee and the Board to be appropriate to maintain the competitiveness of Mr. Ridgley's base salary. His compensation also reflects a cash bonus of $186,000 under the Executive Annual Incentive Plan. Mr. Ridgley did not receive a bonus under that Plan for either 1991 or 1992. The award of the bonus for 1993, which is equal to 54% of Mr. Ridgley's 1993 base salary, was based on the Committee's evaluation of Mr. Ridgley's performance in relation to the achievement of the 1993 financial and operating goals described above. For 1993, the Company reported record earnings of $2.61 per share and record net income applicable to common stock of $34,159,000, as compared to $1.11 per share and $13,215,000, respectively, in 1992. These 1993 results far exceeded the financial performance goals established for the year. This improved financial performance has contributed to a significant increase in shareholder value as reflected by the price of the Company's Common Stock, which traded at an all-time high in 1993. During the year, the total return on the Company's Common Stock was 26.3% while the average total return on stocks of the American Gas Association Local Distribution Company Index was 16.2% and the S&P 500's total return was 10.1%. For 1993, the Company's return on equity of 13.6% ranked sixth among 30 comparable companies. Combined with the return on equity in 1992, when earnings were adversely impacted by the warmest weather in history, the Company's weighted two-year ranking for return on equity was twelfth within this group. The Committee determined that the achievements made with respect to these performance goals, together with the achievement of the operating goals discussed above, warranted the bonus awarded to Mr. Ridgley for 1993.

                                   Tod R. Hamachek, Chair
                                   Richard B. Keller
                                   Wayne D. Kuni
                                   Benjamin R. Whiteley
                                   -17-
SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite - 500 Stock Index and the American Gas Association (AGA) Local Distribution Company (LDC) Index for the period of five years commencing December 31, 1988 and ended December 31, 1993.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
                   (Based on $100 invested on 12/31/88)

[Performance line graph depicting five-year cumulative total return information for the Company, the S&P 500 and the American Gas Association Local Distribution Company Index based on $100 invested on December 31, 1988. Data points for the Company, the S&P 500 and the AGA LDC Index are shown below]

                1988     1989    1990      1991    1992     1993
                ----     ----    ----      ----    ----     ----
N.W. Natural
 Gas           $100.00  $125.96  $138.06 $163.20  $171.55  $216.69
S&P 500        $100.00  $131.69  $127.61 $166.49  $179.18  $197.24
ADA LDC Index  $100.00  $131.91  $133.77 $162.10  $193.45  $224.74

*    Total return assumes reinvestment of dividends daily for S&P
     500 and at year-end for the Company and the AGA LDC Index.
**   The AGA LDC Index is comprised of the following companies:

          Atlanta Gas Light Co., Atmos Energy Corporation, Bay State Gas Company, Brooklyn Union Gas Co., Cascade Natural Gas Corp., Colonial Gas Company, Connecticut Energy Corp., Connecticut Natural Gas, Delta Natural Gas Co., Inc., EnergyNorth Inc., Energy West Inc., Essex County Gas Company, Indiana Energy, Inc., MCN Corporation, Mobile Gas Service Corp., New Jersey Resources Corp., North Carolina Natural Gas, Northwest Natural Gas Company, NUI Corporation, Peoples Energy Corporation, Piedmont Natural Gas Co., Providence Energy Corp., Public Service Co. of North Carolina, Southern Union Company, United Cities Gas Company, Washington Gas Light Co., Wisconsin Southern Gas Co. and Yankee Energy System, Inc.
                                     -18-
RETIREMENT PLANS

     The following table shows the estimated annual retirement benefit payable on a straight life annuity basis (net of Social Security offset) for participants in the Company's Executive Supplemental Retirement Income Plan (ESRIP) from all Company defined benefit plans: the qualified Retirement Plan for Non-Bargaining Unit Employees, the Executive Deferred Compensation Plan supplemental benefit and the ESRIP. Optional forms of payment, including joint and survivor forms, are available, subject to an actuarial adjustment in the amount of payment.

                             PENSION PLAN TABLE

                               YEARS OF SERVICE
                            --------------------------------------------------
COMPENSATION   15          20         25         30         35
                            ---------------------------------------------------
$150,000    $ 82,050   $ 82,050   $ 89,550   $ 89,550    $ 89,550
 175,000      98,300     98,300    107,050    107,050     107,050
 200,000     114,550    114,550    124,550    124,550     124,550
 225,000     130,800    130,800    142,050    142,050     142,050
 250,000     147,050    147,050    159,550    159,550     159,550
 300,000     179,550    179,550    194,550    194,550     194,550
 350,000     212,050    212,050    229,550    229,550     229,550
 400,000     244,550    244,550    264,550    264,550     264,550
 450,000     277,050    277,050    299,550    299,550     299,550
 500,000     309,550    309,550    334,550    334,550     334,550
 550,000     342,050    342,050    369,550    369,550     369,550

     For purposes of the ESRIP, "compensation" consists of the annual salary of the plan participant last approved by the Compensation Committee of the Board of Directors and being paid by the Company at the date of retirement plus the average of the last three bonus awards (if any) paid prior to retirement.

     The credited years of service under the ESRIP for Messrs. Ridgley, DeBolt, Foley, Samson, and McCoy are 33 years, 14 years, 26 years, 11 years and 24 years, respectively. For purposes of the ESRIP, Messrs. Ridgley and Samson were granted an additional 23 years and 7 years, respectively, of past service credit which are included in years of service shown.

ITEM (2) -     PROPOSED AMENDMENT OF RESTATED ARTICLES OF
               INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has unanimously adopted resolutions approving and recommending that the shareholders adopt an amendment to the Company's Restated Articles of Incorporation increasing the total authorized shares of the Common Stock, $3-1/6 par value per share, from the presently authorized 30,000,000 shares to 60,000,000 shares.

     As of February 28, 1994, of the 30,000,000 presently authorized shares of Common Stock, 13,219,706 shares were issued and outstanding, and 16,780,294 were unissued shares which included 577,558 unissued shares reserved for issuance upon conversion of shares of the Company's Convertible Preference Stock, $2.375 Series, and its Convertible Debentures, 7-1/4% Series
                                    -19-
due 2012. Also, 835,027 unissued shares were reserved for issuance under the Company's Dividend Reinvestment and Stock Purchase Plan, its 1985 Stock Option Plan and its Employee Stock Purchase Plan. Accordingly, 15,367,709 shares of authorized Common Stock remained unreserved and available for issuance.

     Shareholders are requested to authorize an additional 30,000,000 shares at this time to provide a reasonable reserve of authorized but unissued Common Stock. Upon approval of the proposed amendment, the additional shares may be issued by the Board at such times and on such terms as deemed by the Board of Directors to be in the best interest of the Company and its shareholders, without further action by the shareholders, except as otherwise may be required by applicable laws or by the requirements of any stock exchange upon which securities of the Company may be listed. Under present law, approval of the Oregon Public Utility Commission and the Washington Utilities and Transportation Commission will be required to issue the additional shares.

     The Board believes that it is in the best interest of the Company and its shareholders to have the additional shares authorized and available for issuance, at the Board's discretion, for the purposes of financing the Company's businesses and acquiring other businesses. The Board could authorize a public offering or a private offering of additional shares of Common Stock or of debt or other securities convertible into shares of Common Stock. Such offering could be made for cash or in exchange for other securities of the Company, in connection with the acquisition of the assets or securities of another business, in connection with a stock split or stock dividend, pursuant to the Company's Dividend Reinvestment and Stock Purchase Plan or its employee benefit programs or for any purpose the Board may in its discretion deem to be in the best interest of the Company and its shareholders. However, the Company has no plans to issue additional Common Stock for any of these purposes, except as may be publicly offered from time to time for the purpose of financing the Company's business, as permitted under the Company's Dividend Reinvestment and Stock Purchase Plan and its employee benefit plans, and as required for the conversion of shares of the Convertible Preference Stock, $2.375 Series, and the Convertible Debentures, 7-1/4% Series due 2012.

     The issuance of the additional shares of Common Stock would make a change in control of the Company more difficult if the Board should cause such shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of the Company and its shareholders. The availability of the additional shares might discourage an attempt by another person or entity to acquire control of the Company through the acquisition of a substantial number of shares of Common Stock, since the issuance of such shares could dilute the stock ownership of such person or entity. Similarly, the existence or issuance of such shares might make it more difficult or discourage attempts to remove incumbent management. Future issuances of such shares might have a dilutive effect on earnings per share and on the voting rights of the holders of the then
                                    -20-
outstanding Common Stock.

     It is proposed that subdivision A. of Article III of the Restated Articles of Incorporation be amended to read (underlined portions indicate changes):

          "The aggregate number of shares of capital stock which the corporation shall have authority to issue is 63,500,000 shares, divided into 1,500,000 shares of
          ----------
          Preferred Stock without par value, issuable in series as hereinafter provided, 2,000,000 shares of Preference Stock without par value, issuable in series as hereinafter provided, and 60,000,000 shares of Common
                                    ----------
          Stock of the par value of $3-1/6 per share."

     The proposed amendment will not change any present right of holders of the Common Stock, the Preference Stock or the Preferred Stock. The additional shares of Common Stock would become part of the existing class of Common Stock, and the additional shares, when issued, would have the same rights and privileges as the outstanding shares of Common Stock. The holders of Common Stock do not have pre-emptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for the additional Common Stock proposed to be authorized.

     ADOPTION BY THE SHAREHOLDERS

     Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the proposed amendment to the Restated Articles of Incorporation will be approved if the shares voted in favor of the amendment exceed the shares voted against it. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

ITEM (3) - ELECTION OF AUDITORS

     The Audit Committee of the Board of Directors has recommended that Deloitte & Touche, independent certified public accountants, be retained as independent auditors of the Company for the year 1994, and that this firm be elected by the shareholders at the Annual Meeting. Deloitte & Touche has been engaged in this capacity by the Company since 1932. A representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders and will be provided with the opportunity to make a statement and to respond to appropriate questions. It is the intention of the persons named in the proxy enclosed herewith to vote as specified in the proxies. In case Deloitte & Touche is not elected, the persons named in the proxy will have discretionary authority to vote for a suitable substitute.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
FOR THE ELECTION OF DELOITTE & TOUCHE AS INDEPENDENT AUDITORS FOR
THE YEAR 1994.

ITEM (4) - SHAREHOLDER PROPOSAL

     The Company has been notified that Murray Katz and Beatrice
M. Katz of 11435 Monterrey Drive, Silver Spring, Maryland intend to present for consid-
                                    -21-
eration and action at the annual meeting the proposal set forth below. Mr. & Mrs. Katz jointly own of record 50 shares of the Company's Common Stock.

     Under Oregon law, the proposal will be approved if the shares voted in favor of the proposal exceed those voted against it. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote.

     FOR THE REASONS DISCUSSED HEREINAFTER, THE BOARD OF
DIRECTORS UNANIMOUSLY BELIEVES THAT THIS PROPOSAL IS NOT IN THE
BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS
THAT SHAREHOLDERS VOTE AGAINST THIS PROPOSAL.

     The following constitutes Mr. & Mrs. Katz's proposal:

     PROPOSAL

          "RESOLVED: That the shareholders of Northwest Natural Gas Co. recommend that the Board of Directors take the necessary steps to institute a salary and compensation ceiling such that as to future employment contracts, no senior executive officer or director of the Company receive combined salary and other compensation which is more than two times the salary provided to the President of the United States, that is, no more than $400,000."

          The following statement has been supplied by the shareholders submitting this proposal:

          "REASONS: There is no corporation which exceeds the size and complexity of operation of the government of the United States of which the President is the chief executive officer. Even most government agencies far exceed the size, as measured by personnel and budget, of most private corporations. The President of the United States now receives a salary of $200,000; even heads of agencies and members of Congress are paid only somewhat in excess of $100,000. The recommended ceiling is sufficient to motivate any person to do his best.

          "While the duties of the President of the United States are not comparable to those of senior executive officers or directors (the President has a much more demanding job), and while the President has many valuable compensations, we use the salary of the President only as a reference point for the shareholders to consider as they evaluate this resolution.

          "Officers of public corporations are the employees and not the owners, except as they may be shareholders in common with other stockholders. Yet, officers give the appearance that they run the corporation primarily for their benefit rather than for the benefit of the shareholders. Thus, they may drain away millions of dollars in salary, stock options and other compensation. When more than the recommended ceiling on salary and compensation is taken, this is an expression of greed and abuse of power.

          "Usually, there is no direct correlation between the profitability of a corporation and the compensation to officers. In fact, in many corporations,
                                    -22-
          compensation increases even as profits fall. It is apparent that high compensation does not usually serve as an incentive for a better run or more profitable corporation. Obscene compensation packages illustrate the power of the Board of Directors, a closed group which perpetuates itself, by determining who is to be selected to the Board and who is to be an officer of the company, as well as the compensation to be received. The Board of Directors does not own the corporation, but it can run the corporation as if it were their property. There is a general consensus in the United States that corporate officials are grossly overpaid and that this state of affairs is promulgated by the policy of Boards of Directors. There is no shortage of qualified people who would gladly step in and do as good a job as the incumbent officers of the Corporation and who would have no hesitation serving within the aforementioned pay ceiling.

          "Any officer who believes he can better the corporation should be sufficiently motivated to purchase stock on the open market or to receive stock options as part of his salary and compensation package. To remain competitive in world markets we must cut our costs and not overcompensate directors and officers.

          "If you AGREE, please mark your proxy FOR this resolution."

                    Submitted By Murray Katz and Beatrice M. Katz


     THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION TO THE
FOREGOING PROPOSAL

     If the Company and its shareholders are to prosper, the Company must have talented and motivated leadership. Contrary to the assertion of the proposal's proponents, persons with such ability are in great demand and are of limited availability. To attract, motivate and retain qualified executives, the Company's compensation levels must be competitive. While aware of concerns over levels of corporate compensation, the Board believes that the shareholders want the Company to have a compensation program that is designed to provide effective leadership.

     As discussed in the Report of the Compensation Committee on Executive Management Compensation on page 15, the Company's executive compensation program bases pay upon both Company and individual performance, including the enhancement of shareholder value, as well as competitive conditions in the marketplace for executive talent.

     At Northwest Natural Gas Company, officers' base salaries and incentive bonuses are determined by the Compensation Committee and the Board each year based upon the foregoing principles. The Company's performance and the quality of each officer's individual performance are measured against previously established goals. Contrary to the suggestion of the proposal's proponents that usually there is no direct correlation between the profitability of a corporation and the compensation of its officers, the Company's Executive Annual Incentive Plan (see page
16), which constitutes an important part of executive compensation, provides for incentive payments only if, and to the extent, executives succeed in meeting previously established Company and
                                    -23-
individual goals. For example, no incentive payments were made for either 1991 or 1992 because the Company did not achieve the minimum earnings threshold in either year. The Board also considers Company and individual performance in adjusting executives' base salaries.

     The Company's 1985 Stock Option Plan provides for grants of stock options to executives. These options enable executives to benefit from increases in the price of the Company's Common Stock, thereby aligning their interests with those of the common shareholders. The Stock Option Plan has succeeded in providing executives with the incentives to acquire and retain significant shareholdings; the Company's executives as a group owned 39,400 shares as of February 28, 1994.

     Compensation is only one of a number of considerations that motivate individuals in choosing, and succeeding in, their careers, be they in politics, business, sports or any number of other callings. Those who seek the Presidency of the United States are motivated by desires, such as national leadership and the implementation of political programs, which differ sharply from those in business concerns. The Board does not believe the salary paid to the President of the United States is relevant to the proper level of compensation for its executives.
Furthermore, since the President of the United States enjoys substantial perquisites which the Company does not provide to its executives, the President's salary alone is a particularly inappropriate yardstick against which to measure the total compensation paid to Company officers. More appropriate for comparison purposes are the compensation policies and practices of comparable companies. The Company's officers are compensated at levels which are targeted at approximately the 50th percentile for base salaries and between the 50th and 75th percentiles for total compensation (base salary and bonuses) at comparable companies.

     The proposal would place an artificial ceiling on the Company's executive compensation and would restrict the Board's ability to administer the compensation program discussed above. The Board believes that, if the proposal were to be adopted, the Company could not attract, motivate and retain talented executives, including younger persons who aspire to lead the Company in future years.

     FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY
BELIEVES THAT THIS PROPOSAL IS NOT IN THE BEST INTERESTS OF THE
COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS
VOTE AGAINST THIS PROPOSAL.

OTHER MATTERS

     The management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

EMPLOYMENT AGREEMENTS

     On October 27, 1983, the Company entered into an employment agreement
                                    -24-
with Mr. Ridgley which provides for the continuation of his salary in the event his employment as an executive officer is terminated by the Company for reasons other than malfeasance in office. This agreement provides that Mr. Ridgley will receive payment of one year's salary if employment is terminated, for reasons other than a change in control of the Company, prior to his reaching age 65. However, should Mr. Ridgley's employment be terminated as the result of a change in control of the Company prior to his reaching age 65, he will receive payment of three years' salary.

     Under this agreement with Mr. Ridgley, the Company also agreed to recognize 23 years of past service for purposes of the Executive Supplemental Retirement Income Plan. Accordingly, upon retirement, Mr. Ridgley will be eligible for benefits under this Plan as if he had commenced employment with the Company on January 1, 1961.

     Under an agreement with Mr. Samson dated November 27, 1989, the Company agreed to recognize seven years of past service for purposes of the Executive Supplemental Retirement Income Plan. Mr. Samson will be eligible for benefits under this plan as if he had commenced employment with the Company on March 1, 1983.

1995 ANNUAL MEETING OF SHAREHOLDERS

     The 1995 Annual Meeting of Shareholders is scheduled to be held in Portland on Thursday, May 25, 1995. Specific proposals of common shareholders intended to be presented at this meeting must comply with the requirements of the Securities Exchange Act of 1934 and be received by the Secretary of the Company for inclusion in its 1995 proxy materials by December 15, 1994.

 GENERAL

     Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $8,000 plus reasonable out-of-pocket expenses.

     If you are unable to be present at the Annual Meeting in person, please mark, date, sign and mail the enclosed proxy so that the business of the meeting can be transacted.

                              By Order of the Board of Directors,

Portland, Oregon              C. J. Rue
April 15, 1994                Secretary

PROXY FORM                                                        PROXY FORM
- ----------                                                        ----------

            Please date and sign this proxy on the reverse side and mail without delay in the enclosed envelope to the Company, 220 N.W. Second Avenue, Portland, Oregon 97209.

                      NORTHWEST NATURAL GAS COMPANY
              PROXY FOR 1994 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Wayne D. Kuni, Robert L. Ridgley and Carlton Woodard and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the annual meeting of shareholders of Northwest Natural Gas Company to be held on Thursday, May 26, 1994, and at all adjournments thereof,
(i) as designated on the reverse of this card and, (ii) at their discretion, upon any and all other matters which properly may be brought before such meeting or any adjournment thereof.

The Administrator, or its agent, under the Company s Dividend
Reinvestment and Stock Purchase Plan hereby is instructed to execute a proxy with identical instructions to vote those shares, if any, held under the Plan.

PLEASE MARK THE BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING. [ ]

THE COMPANY WILL PROVIDE REASONABLE ACCOMMODATION FOR A
DISABILITY. IF YOU NEED AN ACCOMMODATION, PLEASE CONTACT THE
COMPANY AT (503) 226-4211 EXT. 3410 AT LEAST 72 HOURS
BEFORE THE MEETING.
=================================================================
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Item 1.   Election of Directors:
          Class II Nominee: Russell F. Tromley
          Class I Nominees: Richard B. Keller, Robert L. Ridgley,
          Dwight A. Sangrey, William R. Wiley
          [  ]  VOTE FOR all nominees listed, except as marked to
                the contrary above (if any).
          [  ]       VOTE WITHHELD from all nominees.

           (TO WITHHOLD YOUR VOTE FROM ANY NOMINEE STRIKE A LINE
              THROUGH THAT NOMINEE S NAME IN THE LIST ABOVE.)

                                            FOR  AGAINST  ABSTAIN
                                            ---  -------  -------
Item 2. Amendment of Restated Articles
        of Incorporation to increase
        authorized shares of Common
        Stock, $3-1/6  par value,
        from 30,000,000 to 60,000,000
        shares.                             [ ]    [ ]      [ ]

Item 3. Election of Deloitte & Touche
        as Auditors for 1994.               [ ]    [ ]      [ ]

Item 4. Shareholder proposal to limit
        executive compensation.             [ ]    [ ]      [ ]

PLEASE SEE THE OTHER SIDE IF YOU PLAN TO ATTEND THE ANNUAL
MEETING.

                                 This proxy when properly
                                 executed will be voted in the
                                 manner directed herein by the
                                 above-signed shareholder. If no
                                 direction is made, the proxy
                                 will be voted FOR Items 1, 2
                                 and 3, and AGAINST Item 4.

SIGNATURE___________  SIGNATURE ________________  DATE __________

When signing as attorney-in-fact, executor, administrator, trustee, guardian or officer of a corporation, please give full title as such. On joint accounts, each owner should sign.

                       NORTHWEST NATURAL GAS COMPANY
                          220 N. W. SECOND AVENUE
                           PORTLAND, OREGON 97209
                               (503) 226-4211

                                                              April 15, 1994


Director, Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549

Attention:  Office of Reports and Information Services

Gentlemen:

     Re:  Northwest Natural Gas Company File No. 0-994

          Pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the Act), we transmit through the EDGAR system for filing the Company's definitive proxy solicitation materials for its 1994 Annual Meeting of Shareholders, consisting of president's letter, notice of meeting, proxy statement and form of proxy. No fee is required to be paid in connection with this filing of definitive proxy materials because the required $125.00 fee was paid upon the filing of preliminary proxy materials with the Commission on March 21, 1994.

          The Company is mailing proxy materials to common shareholders on April 15, 1994. Bulk shipments have been made to respondent banks, and to brokers, depositories and other record holders so that proxy materials, including Annual Reports, also may be provided to beneficial owners beginning April 15.

          Copies of the Company's 1993 Annual Report to shareholders previously were provided to the Commission under cover of Form SE on April 4, 1994.

          Proxies were solicited with respect to the 1993 Annual Meeting of Shareholders in accordance with the Commission's proxy rules. A report setting forth the results of voting on each item submitted for a vote at the 1993 meeting previously was furnished to all shareholders.

                                   Sincerely,

                                   /s/ C. J. Rue

                                   C. J. Rue
                                   Secretary
CJR:la
Encl.